PRODUCT OFFTAKE AGREEMENT

THIS PRODUCT OFFTAKE AGREEMENT (this "Agreement") is to be effective as of July 1, 2013 (the "Effective Date"), by and between ALON REFINING KROTZ SPRINGS, INC., a Delaware corporation ("Seller"), and BP PRODUCTS NORTH AMERICA, INC., a Delaware corporation ("Buyer"). Seller and Buyer may sometimes be referred to herein collectively as the “Parties” and each individually a “Party.”

1DEFINED TERMS

As used in this Agreement, the following terms shall have the following meanings:

"Argus" means the various daily reports published by Argus Media including the U.S. Products Report.

“Net Production” has the meaning set forth in Section 2.3.

"OPIS" means Oil Price Information Service.

"Platt's" means Platt's Oilgram Price Report.

"Refinery" means the petroleum refinery of Seller located in Krotz Springs, St. Landry Parish, Louisiana.

"Term" has the meaning set forth in Section 3.

Any other capitalized terms used in this Agreement not otherwise defined above shall have the meaning as defined herein.

2    PURCHASE AND SALE

2.1        Products. Seller will sell and deliver to Buyer, and Buyer will purchase and receive from Seller, the products (the "Products", and each individually a "Product") set forth on Schedule 2.1 attached hereto and incorporated by reference.

2.2    Specifications. The specifications for the Products are as set forth in Schedule 2.1.

2.3    Volumes. Subject to Schedule 2.1, the applicable volumes of the Products to be purchased and sold hereunder shall be equal to 100% of the Refinery's Net Production of the Products.   Net Production shall mean all of the Refinery’s production amounts minus any amounts to which Seller retains the right to process the Product for use of the Seller exclusively or otherwise exclusively utilize the Product. For avoidance of doubt, Seller may not sell Products produced at the Refinery on behalf of or to its affiliates or any third parties, regardless of end use; provided, however, that this restriction shall not prevent Seller from entering into commodity swap transactions with third parties for hedging purposes that include the Products and are settled in cash.

2.4    Liftings. Products will be delivered and lifted ratably throughout the applicable month based upon the applicable Final Offtake Nomination (as defined in Section 2.6) and Maintenance Forecast (as defined in Section 2.7).

2.5        Delivery Points. Product will be delivered to the requested delivery points (each individually, a "Delivery Point" and collectively, the "Delivery Points") identified on Schedule 2.1. In the event Seller is unable to load or deliver any Products at the specific Delivery Points designated by Buyer, Seller shall provide Buyer prompt notice thereof. Deliveries shall be as specified in Schedule 2.1.

2.6    Forecast and Scheduling. On the 15th day of each month, Seller shall provide Buyer with a good faith non-binding forecast of its monthly production (the "Forecast") for each of the Products listed on Schedule 2.1. On or before the twentieth day of each calendar month, Buyer shall provide Seller with monthly nominations by week for each Product for the following month stating volumes and Delivery Points (the “Final Offtake Nomination”). The Parties will develop a delivery schedule for each of the Products (each a "Schedule") based upon the Final Offtake Nomination. The Forecast, the Final Offtake Nomination and the Schedules will be updated in good faith by the Parties as appropriate. To the extent either Party may be held liable for demurrage costs, Buyer shall cooperate with the reasonable requests of Seller to minimize such demurrage costs.

2.7    Planned Maintenance. In each month during the Term, Seller will provide Buyer with a twelve (12) month rolling forecast of scheduled downtime of the Refinery and Product availability ("Maintenance Forecast").

3    TERM

The initial term of this Agreement shall be from the Effective Date to June 30, 2015, unless the Agreement is terminated during the initial term by either Party in accordance with the provisions of Section 20 of the General Terms and Conditions set forth on Schedule A. The Agreement will automatically extend for successive one year terms, each such extension beginning on July 1 after the then expiring term through June 30 of the subsequent year (the initial term and any renewal term, the “Term”). Either Party may cancel the Agreement by delivering written notice of termination to the other Party at least 180 days prior to the end of the then current term.

4    PRICING/INVOICES/PAYMENT TERMS

4.1    Pricing. The prices for the Products are as set forth on Schedule 2.1. Prices shall be rounded to six (6) decimal places.

4.2    Replacement Publications. In the event that the publisher of any price set forth on the schedules hereto ceases operation and/or publication of the relevant price or materially alters the method for calculating a price, the Parties agree to meet within ten (10) days to agree to a replacement publication for use hereunder.

4.3    Invoice Address. All invoices shall be transmitted to the addresses in Schedule 4.3.

4.4    Invoices. Seller shall submit an invoice, together with such information reasonably necessary to substantiate the invoice (collectively, the "Invoice"), to Buyer for all Products delivered to Buyer within two (2) Banking Days after delivery or lifting and Buyer agrees to pay Seller within two (2) Banking Days of receipt of any such Invoice.

Each Invoice shall show the quantity, Product type and grade of Products nominated by Buyer and delivered by the Seller at each relevant Delivery Point together with the prices applicable for these Products and quantities. Seller shall deliver each Invoice to Buyer via facsimile or electronic transmission, unless otherwise agreed by the Parties.
5     MEASUREMENTS
Quantity of Product delivered shall be determined pursuant to the methods set forth in the General Terms and Conditions attached hereto as Schedule A on a temperature adjusted (net) volume based on 60° Fahrenheit.

6    MISCELLANEOUS

7.1    Exhibits, Schedules. The exhibits attached hereto, including without limitation the General Terms and Conditions set forth on Schedule A and incorporated herein by this reference, are made a part of this Agreement. In the event of conflict between the provisions of the main body of this Agreement and any of the exhibits and schedules hereto, the provisions of the main body of this Agreement shall prevail.

7..2    Notices. Any and all notices herein prescribed shall be in writing and transmitted by personal delivery, by U.S. Postal Service as overnight or certified mail, by a nationally recognized delivery service for same day or overnight delivery or by facsimile to the respective Parties as shown in Schedule 7.2. Receipt of all notices shall be determined by date/time stamp on received, confirmed fax or receipt date on any other form of delivery.

7.3    Relationship of the Parties. It is not the purpose or intention of this Agreement to create (and it should not be construed as creating) a joint venture, partnership or any type of association, and the Parties are not authorized to act as an agent or principal for each other with respect to any matter related hereto.

7.4    Amendment. This Agreement may be amended only by an instrument in writing executed by both Parties hereto.

7.5    Successors Bound; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or entity any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.6    Entire Agreement. This Agreement, the exhibits and the documents specifically referred to herein constitute the entire agreement, understanding, representations and warranties of the Parties hereto with respect to the subject matter hereof.

7.7    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

7.8    Contacts. Day to day administration, scheduling of, and payment for purchases and sales of Products under the Agreement shall be conducted among the contacts set forth on Schedule 7.8.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement effective as of the date first specified above.
BP PRODUCTS NORTH AMERICA, INC.

By: ______/s/ Jake McCarthy___
Name: _____________________
Title: ______________________

ALON REFINING KROTZ SPRINGS, INC.

By: /s/ Alan P. Moret
Name: Alan P. Moret
Title: Senior VP Supply

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